Exhibit 10.17

SEMrush Inc.
800 Boylston Street. Suite 2475
Boston: MA 02199
Phone: (855) 814 - 4510
Email: mail@semrush.com
Evgeny Fetisov
April 30, 2019
Dear Evgeny,
On behalf of SEMrush Inc., we are pleased to extend to you this offer letter for the position of Chief Financial Officer within our executive team.
COMPENSATION
Annual base salary: $300,000.00.
Target Bonus: You are eligible to earn an annual bonus of 30% of your base salary at target. Equity: 0.8%, four (4) year vesting with one (1) year cliff.
START DATE
Please indicate your anticipated start date
HEALTHCARE COVERAGE
Medical , vision and dental health, effective the first date of employment, coverage is provided in conjunction with the employee's selection of a healthcare coverage plan.
PAID TIME OFF (PTO)
Paid time off (PTO) is available for employees to take time off for any reason including vacation, sick or personal time. All full-time employees are eligible for a full 16 days of PTO each year. Depending on the employees start date, these days will be prorated according to the date started. By way of example, please see below. All PTO days will be reset to 16 as of the 1" of January of every calendar year. After 5 years of fulltime employment with SEMrush Inc., the employee is eligible for an additional 5 days, totaling 21 days. A total of 5 PTO days may be carried over to the following calendar year.

Januarv = 16 davs	February; = 14.5 days	March = 13 days
April = 11.5 days	May = 10 days	June = 8.5 days
July = 7 days	August = 5.5 days	September = 4 days
October = 2.5 days	November = 1 day	December = 0 days
401K
All employees are eligible to opt-in to 401K plan starting 90 days from date of hire. All participates must be 21 years of age.
LOCATION OF SERVICES:
As discussed, you will be executing on your responsibilities at the Company 's Boston, MA office.

ADDITIONAL INFORMATION
If you are accepting this position, please sign below and send back to Oleg Shchegolev, oleg@semrush.com, via email to indicate your acceptance of this offer by 10 pm EST May 1, 2019.
We are confident that you will make a significant contribution to the success of our organization and we are truly excited at the prospect of you joining our team.
Looking forward to hearing from you!

Sincerely,	/s/ Oleg Shchegolev
Oleg Shchegolev and Dmitri Melnikov
CEO, COO and Founders
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